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                                                                 Exhibit 11.1



             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

PRIMARY EARNINGS PER SHARE


                                                        Three months ended                Nine months ended
                                                           September 30,                      September 30,
                                                      1996                1995           1996               1995
                                                      ------------------------           -----------------------
Weighted Average Common and
  Common Equivalent Shares:

Weighted Average Common Stock
  Outstanding During the Period                      6,206,242          4,798,150       6,231,328         4,798,150

Weighted Average Common Equivalent:
  Shares                                               764,834            793,537         888,756           793,537
                                                    ----------         ----------      ----------        ----------
                                                     6,971,076          5,591,687       7,120,084         5,591,687
                                                    ----------         ----------      ----------        ----------
Net Income                                          $  409,508         $  549,586      $1,213,516        $1,679,125
                                                    ==========         ==========      ==========        ==========

Net Income Per Common Share                         $     0.06         $     0.10      $     0.17        $     0.30
                                                    ==========         ==========      ==========        ==========


FULLY DILUTED EARNINGS PER SHARE

                                                        Three months ended                Nine months ended
                                                           September 30,                      September 30,
                                                      1996                1995           1996               1995
                                                      ------------------------           -----------------------
Weighted Average Common and
  Common Equivalent Shares:

Weighted Average Common Stock
  Outstanding During the Period                      6,206,242          4,798,150       6,231,328         4,798,150

Weighted Average Common Equivalent:
  Shares                                               854,512            793,537         883,533           793,537
                                                    ----------         ----------      ----------        ----------
                                                     7,060,754          5,591,687       7,114,861         5,591,687
                                                    ----------         ----------      ----------        ----------
Net Income                                          $  409,508         $  549,586      $1,213,516        $1,679,125
                                                    ==========         ==========      ==========        ==========

Net Income Per Common Share                         $     0.06         $     0.10      $     0.17        $     0.30
                                                    ==========         ==========      ==========        ==========




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